Exhibit 10.6.13

2009B AMENDMENT TO LOAN DOCUMENTS

THIS 2009B AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), is made and entered into as of October 26, 2009, by and among (i) JPMORGAN CHASE BANK, N.A., a national banking association (the “Agent Bank”) (JPMORGAN CHASE BANK, N.A. may also be referred to as a “Bank”); (ii) the BANKS identified on Schedule 1.1 hereto (each a “Bank” and collectively, the “Banks”); (iii) SYPRIS SOLUTIONS, INC., a Delaware corporation, with its principal office and place of business and registered office in Louisville, Jefferson County, Kentucky (the “Borrower”) and (iv) the GUARANTORS identified on Schedule 1.2 hereto (each a “Guarantor” and collectively, the “Guarantors”).

P R E L I M I N A R Y  S T A T E M E N T:

A. Certain of the Guarantors and their Affiliates entered into a Loan Agreement dated as of March 21, 1997, with the Agent Bank (the “Original Loan Agreement”), whereby the Agent Bank extended in favor of the Guarantors a revolving line of credit in the amount of $20,000,000, a term loan in the amount of $10,000,000 and a swing line of credit subfacility in the amount of $5,000,000.

B. The predecessors to the Borrower and certain of the Guarantors entered into a 1997A Amended and Restated Loan Agreement dated as of November 1, 1997, with the Agent Bank (the “1997A Loan Agreement”), whereby the Agent Bank increased the revolving line of credit to $30,000,000 and the term loan to $15,000,000 and provided the swing line of credit subfacility in the amount of $5,000,000. The 1997A Loan Agreement was subsequently amended by, among other amendments, the 1998A Amendment to Loan Documents dated as of February 18, 1998.

C. The Borrower, certain of the Guarantors, the Agent Banks and the Banks entered into the 1999 Amended and Restated Loan Agreement dated as of October 27, 1999 (the “1999 Loan Agreement”), which amended, restated and replaced the Original Loan Agreement and the 1997A Loan Agreement, as amended. The 1999 Loan Agreement provided for a revolving line of credit in the amount of $100,000,000, a swing line subfacility of $5,000,000 and a letter of credit subfacility of $15,000,000. The 1999 Loan Agreement was subsequently amended by among other amendments, (i) the 2000A Amendment to Loan Documents dated as of November 9, 2000 (the “2000A Amendment”); (ii) the 2001A Amendment to Loan Documents dated as of February 15, 2001 (the “2001A Amendment”); (iii) the 2002A Amendment to Loan Documents dated as of December 21, 2001 and having an effective date of January 1, 2002 (the “2002A Amendment”); (iv) the 2002B Amendment to Loan Documents dated as of July 3, 2002 (the “2002B Amendment”); (v) the 2003A Amendment to Loan Documents dated as of October 16, 2003 (the “2003A Amendment”); (vi) the 2005A Amendment to Loan Documents dated as of March 10, 2005 (the “2005A Amendment”); (vii) the 2005B Amendment to Loan Documents dated as of May 10, 2005 (the “2005B Amendment”); (viii) the 2005C Amendment to Loan Documents dated as of August 3, 2005 (the “2005C Amendment”); and (ix) and the 2006A Amendment to Loan Documents dated as of February 28, 2006 (the “2006A Amendment”).

D. The Agent Bank and the Banks in May, 2004 consented to the Borrower’s issuance of $55,000,000 of senior notes (the “Senior Notes”) pursuant to a Note Purchase Agreement dated as of June 1, 2004 (as amended, the “Note Purchase Agreement”). The Senior Notes now consist of the $4,090,909 12.0% Senior Notes, Series A, due January 15, 2010 (the “Series A Notes”), the $15,000,001 10.20% Senior Notes, Series B, due January 15, 2010 (the “Series B Notes”), and the $10,909,090 10.30% Senior Notes, Series C, due January 15, 2010 (the “Series C Notes”).

E. The Borrower in April, 2004 created a new subsidiary, Sypris Technologies Kenton, Inc., a Delaware corporation (“STK”), and the Agent Bank and the Banks consented to the creation of STK as a subsidiary, on the condition that STK become a Guarantor under the Loan Agreement. STK became a Guarantor under the Loan Agreement by executing and delivering to the Agent Bank a Guaranty Agreement dated June 1, 2004, guarantying the obligations of the Borrower to the Banks (the “STK Guaranty”).

F. The Borrower in June, 2004 requested that the Banks consent to the Borrower’s acquisition of a facility in Toluca, Mexico (the “Toluca Facility”). The Banks consented to the acquisition of the Toluca Facility. The Borrower created the following second tier subsidiary and third tier subsidiaries related to the Toluca Facility: (i) Sypris Technologies Mexican Holdings, LLC (the interests of which are held by Sypris Technologies, Inc.) and (ii) Sypris Technologies Mexico, S. de R.L. de C.V. and Sypris Technologies Toluca, S.A. de C.V. (the interests of which are held by Sypris Technologies Mexican Holdings, LLC and Sypris Technologies, Inc.) (all of the foregoing Subsidiaries are referred to as the “Toluca Subsidiaries”).

G. The Borrower, the Guarantors, the Agent Bank and the Banks completely amended and restated the 1999 Loan Agreement and related documents by entering into an Amended and Restated Loan Agreement dated as of April 6, 2007 (the “2007 Loan Agreement”), providing for, among other things (i) the Revolving Credit Facility in the amount of $50,000,000; (ii) consent to the Borrower’s redemption of a portion of the outstanding principal amount of the Senior Notes, reducing the outstanding principal amount of the Senior Notes to $30,000,000 and (iii) certain other changes.

H. The Borrower, the Guarantors, the Agent Bank and the Banks executed and held in escrow a 2007A Amendment to Loan Documents, pending satisfaction of certain conditions. Those conditions were never satisfied, so the proposed 2007A Amendment to Loan Documents never took effect.

I. The Borrower, the Guarantors, the Agent Bank and the Banks executed a 2009A Amendment to Loan Documents dated as of April 1, 2009 (the “2009A Amendment to Loan Documents”), modifying the 2007 Loan Agreement (the 2007 Loan Agreement, as modified by the 2009A Amendment, the “Loan Agreement”).

J. On or prior to the date of this Amendment, the Borrower may have failed to observe and/or perform certain provisions of the Loan Agreement, which potential failures may be continuing, including the following:

1.	Any failure to provide within the time required certain informational reports;

2.	Any failures arising from the business of Sypris Test & Measurement, Inc; and

3.	Alleged defaults under three (3) equipment leases related to the Sypris Technologies, Inc., Louisville, Kentucky plant, relative to: (i) the extrusion presses and related lines, (ii) machining line cell #1, and (iii) machining line #2;

as they are in effect on the date of this Amendment, are collectively referred to as the “Failures”.

K. The Borrower and the Guarantors seek the consent of the Banks to execute, deliver and perform a Stock Purchase Agreement, dated as of the date of this Agreement, among the Borrower, Sypris Test & Measurement, Inc., a Delaware corporation (“ST&M”), and Tektronix Inc., an Oregon corporation (the “ST&M Buyer”), (the “ST&M Stock Purchase Agreement”), pursuant to which the Borrower seeks to sell the ST&M Buyer its shares of the common stock of ST&M (the “ST&M Stock”) for $39 million, $36 million of which shall be paid on the date of this Amendment (the “Initial Payment”) and $3 million of which shall be paid to the Escrow Agent (as defined in the ST&M Stock Purchase Agreement”) (the “Escrow Payment”).

L. The Borrower is the beneficial owner of 3,742,381 shares of the common stock of Dana Holding Corporation, a Delaware corporation (the “Dana Stock”).

M. The Borrower, the Guarantors, the Agent Bank and the Banks now wish to amend the 2007 Loan Agreement and the other Loan Documents (as defined in the Loan Agreement in order to, among other things, (1) modify the definition of “Revolving Loan Commitment Termination Date,” (2) change interest rates and fees, (3) consent to the Borrower’s sale of the ST&M Stock to the ST&M Buyer, (4) provide for a mandatory prepayment and commitment reduction as a result of the Banks’ receipt of a portion of: the payment of the Initial Payment, the Escrow Payment, and the Dana Stock Sale, (5) modify certain covenants of the Loan Agreement and add certain covenants to the Loan Agreement, and (6) make certain other changes, all as set forth in this Amendment.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. RECITALS, DEFINED TERMS AND EFFECTIVE DATE. The recitals to this Amendment are incorporated into the text of this Amendment and the parties agree that they have the same force and effect as the other provisions of this Amendment. Terms not defined herein shall have the meanings set forth in the Loan Agreement. None of the amendments and changes set forth in this Amendment shall take effect or have any legal effect until the satisfaction of all conditions precedent set forth in Section 8 hereof and upon satisfaction of such conditions precedent, such amendments and changes shall be effective as of the date of this Amendment.

2. AMENDMENT OF LOAN AGREEMENT.

(a) Amendment Existing Definitions. The following definitions set forth in Section 1 of the Loan Agreement are hereby amended and restated to read in their entirety as follows:

1.7 “Applicable Base Rate Margin” means three percent (3.00%) per annum through December 31, 2010 and five percent (5.00%) per annum thereafter.

1.27 “Compliance Certificate” means a certificate substantially in the form of Exhibit A annexed to the 2009B Amendment to Loan Documents and delivered by the Borrower to the Agent Bank pursuant to Section 6.3D hereof.

1.58 “Fixed Charge Coverage Ratio” means, for any calculation period, the ratio of (i) the sum of the Borrower’s EBITDAR less Capital Expenditures paid during the period, to (ii) the sum of the Borrower’s Interest Expense plus cash income taxes paid during the period.

1.82 “Loan Documents” means the Loan Agreement, as amended by the 2009A Amendment to Loan Documents, the 2009B Amendment to Loan Documents, the Security Agreement, the Revolving Credit Notes, each Application and Agreement for Letter of Credit, the Guaranty Agreements, any Rate Management Transaction Agreement and all other agreements, documents and instruments now or hereafter evidencing and/or pertaining to this Loan Agreement and/or the other Obligations, and as may be further amended, supplemented or otherwise modified from time to time.

1.97 “Pricing Level” means, for any Pricing Period, the 2009B Amendment Pricing Level, which shall be in effect from the date of the

2009B Amendment through and until the Revolving Loan Commitment Termination Date; provided that, the Default Rate shall be in effect upon the occurrence and during the continuation of any Event of Default.

1.113 “Revolving Credit Facility” means the revolving line of credit established by the Banks in favor of the Borrower in the principal amount of Fifty Million Dollars ($50,000,000), pursuant to which the Borrower may obtain Revolving Credit Loans from the Banks and/or Letters of Credit from the Agent Bank during the term of the Revolving Credit Facility upon the terms and conditions set forth in this Loan Agreement. The Revolving Credit Facility shall be permanently reduced as a result of the application of certain required payments, as set forth in Section 2.4D hereof. The Revolving Credit Facility includes as a sublimit the Letter of Credit Subfacility and the Swing Line Credit Subfacility. All references to the “aggregate principal balance of the Revolving Credit Loans outstanding” or similar phrases in this Loan Agreement or in the Revolving Credit Notes shall mean, as of the date of determination thereof, the sum of (i) the entire aggregate outstanding principal balance of all Revolving Credit Loans made by the Banks pursuant to this Loan Agreement, (ii) the then existing Letter of Credit Usage and (iii) the then existing Swing Line Usage.

1.119 “Revolving Loan Commitment Termination Date” means the Revolving Loan Commitment Termination Date then in effect, which shall be the earliest of (i) January 15, 2012, (ii) the date as of which the Obligations shall have become immediately due and payable pursuant to Section 8 of the Loan Agreement and (iii) the date on which all of the Obligations are paid in full (including, without limitation, the repayment, expiration, termination or cash collateralization of Letters of Credit pursuant to this Loan Agreement) and the Revolving Loan Commitments are reduced to zero.

(b) Additional Definitions. Section 1 of the Loan Agreement is hereby supplemented to add the following definitions which shall read in their entirety as follows:

1.137 “2009B Amendment Pricing Level” means the Pricing Level identified in the table in Section 2.2A, which will be in effect for any applicable Pricing Period from the 2009B Amendment Closing Date through and until the Revolving Loan Commitment Termination Date, as reflected in the table in Section 2.2A(ii) of the Loan Agreement; provided that, the Default Rate shall be in effect upon the occurrence and during the continuation of any Event of Default.

1.138 “2009B Amendment to Loan Documents” means the 2009B Amendment to Loan Documents dated as of October     , 2009 by and among the Agent Bank, the Banks, the Borrower and the Guarantors.

1.139 “2009B Amendment Closing Date” means October     , 2009.

1.140 “Adjusted Consolidated Net Worth” means, at any time, the consolidated stockholders’ equity of the Borrower and its Subsidiaries as would be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries as at such time, prepared in accordance with GAAP, plus any amounts with respect to accumulated other comprehensive income or similar non-cash adjustments to stockholders’ equity (to the extent such amounts have been deducted on the consolidated balance sheet), and, to the extent they have been recorded as a charge to income on the Borrower’s consolidated income statement, plus (i) any such charge related to inventory or deferred cost adjustments related to KIV-19M not to exceed $5,000,000 and (ii) any such charge related to adjustments related to the Mexican deferred tax asset not to exceed $10,000,000.

1.141 “Collateral Sharing Agreement” means the Amended and Restated Collateral Sharing Agreement dated as of April 6, 2007, by and among the Agent Bank, the Banks and the holders of the Senior Notes, the Borrower and the Guarantors, as amended by the side letter dated April 1, 2009 by and among the same parties.

1.142 “Dana Stock” means the shares of the common stock of Dana Holding Corporation, a Delaware corporation, owned by the Borrower.

(c) Amendment of Section 2.1A. The first paragraph of Section 2.1A is hereby amended as follows:

“A. Revolving Loan Commitments. Each Bank severally agrees, subject to the terms and conditions set forth herein and the limitations set forth below with respect to the maximum amount of Revolving Credit Loans permitted to be outstanding from time to time, to lend to the Borrower from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Revolving Credit Facility Pro Rata Share of the aggregate Revolving Loan Commitments. The amount of each Bank’s Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed to this Loan Agreement and the aggregate amount of the Revolving Loan Commitments is Fifty Million Dollars ($50,000,000); provided, the amount of the Revolving Loan Commitments shall be permanently reduced from time to time by the amount of any permanent reductions in the Revolving Loan Commitments that are required to be made pursuant to Section 2.4D hereof, including but not limited, to reductions related to the sale of the ST&M Stock (defined herein) and the sale of the Dana Stock (defined herein). In any event, the Revolving Loan Commitments (i) as of the close of business on the 2009B Amendment Closing Date shall not exceed $27,081,382.71 and (ii) as of the close of the business on the Permanent Reduction Date (defined in Section 2.4D hereof) and thereafter shall not exceed Twenty Million Nine Hundred Sixty Five Thousand Dollars ($20,965,000). It is understood that all references to the Revolving Loan Commitments of the Banks set forth in this Loan Agreement shall mean the initial Revolving Loan Commitments of the Banks set forth on Schedule 2.1 annexed to this Loan Agreement, as reduced by any required permanent reductions of the Revolving Loan Commitments effected by the Borrower pursuant to Section 2.4D of the Loan Agreement, as set forth on Schedule 2.1 to the 2009B Amendment to Loan Documents. Each Bank’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Credit Loans shall be paid in full no later than that date. Amounts borrowed under this Section 2.lA may be repaid and reborrowed from time to time during the period from the 2009B Amendment Closing Date to but excluding the Revolving Loan Commitment Termination Date, subject to the provisions of Section 2.4C hereof and provided that no Event of Default then exists.”

(d) Amendment of Section 2.2A. Three changes are hereby made to section 2.2A of the Loan Agreement: (1) The interest rate grid in Section 2.2A is hereby amended and restated in its entirety as follows in the grid below, (2) the clause following the grid set forth below shall be added to the end of Section 2.2A, (3) the last paragraph of Section 2.2A is hereby deleted, and (4) the Borrower shall not be entitled to elect to receive a Base Rate Loan (provided that Swing Line Loans shall still be made with reference to the Base Rate):

Pricing Level	Applicable LIBOR Margin* Through 12/31/2010	Applicable LIBOR Margin* 1/1/2011 and forward
2009B Amendment Pricing Level	5.75%	7.75%

*	Overdue principal, interest, fees and other amounts prior to the occurrence of an Event of Default shall bear interest at the Adjusted LIBOR Rate, plus the Applicable LIBOR Margin, plus two percent (2.00%). Following and during the continuance of an Event of Default, such amounts shall bear interest at the Default Rate.

(e) Amendment of Section 2.3B (Amendment Fee, Agent Amendment Fee and Stay Fees). Section 2.3B is hereby amended and restated as follows:

“2.3B Amendment Fee, Agent Amendment Fee and Stay Fees. The Borrower shall pay to the Agent Bank on the 2009B Amendment Closing Date for the benefit of the Banks in proportion to their respective Revolving Credit Facility Pro Rata Shares on the 2009B Amendment Closing Date, an amendment fee (the “Amendment Fee”) equal to $157,237.50. The Borrower shall pay to the Agent Bank on the 2009B Amendment Closing Date for the sole benefit of the Agent Bank, a separate Agent’s amendment fee (the “Agent’s Amendment Fee”) equal to $52,412.50. If the Revolving Loan Commitments are still outstanding on January 1, 2011, the Borrower shall pay to the Agent Bank on such date an agent’s fee of 0.25% multiplied by the amount of the then existing Revolving Loan Commitments. Additionally, the Borrower shall pay to the Agent Bank on each date set forth below for the benefit of the Banks in proportion to their respective Revolving Credit Facility Pro Rata Shares, the following fees (“Stay Fees”), to the extent that all amounts owing to Agent Bank and the Banks under the Revolving Credit Facility have not been paid and the Revolving Loan Commitments have not been reduced to $0k, as of each of the below date(s):

If all amounts owing to Agent Bank and the Banks under the Revolving Credit Facility have not been paid and the Revolver Loan Commitments have not been reduced to $0k, as of each of the below date(s):	Stay Fee Due to the Agent Bank for the Benefit of the Banks
May 31, 2011	$209,650
June 30, 2011	$50,000
July 31, 2011	$50,000
August 31, 2011	$50,000
September 30, 2011	$50,000
October 31, 2011	$50,000
November 30, 2011	$50,000
December 31, 2011	$50,000

(f) Amendment and Restatement of Section 2.4D (Mandatory Permanent Reductions in Revolving Loan Commitments). Section 2.4D is hereby amended and restated as follows:

“2.4D Mandatory Permanent Reductions in Revolving Loan Commitments. Contemporaneous with the execution and delivery of this Amendment, the Borrower is closing the sale of the ST&M Stock to the ST&M Buyer. The Borrower also has proposed to sell all of its Dana Stock. The Agent Bank and the Banks consent to the sale of the ST&M Stock and the sale of the Dana Stock on the terms set forth herein. The Borrower covenants that it will pay to the Collateral Account referenced in the Collateral Sharing Agreement, for the benefit of the Banks and the holders of the Senior Notes, (i) 100% of the net proceeds received by the Borrower from the sale of the ST&M Stock (net of investment banking fees, the Amendment Fee, the Agent’s Amendment Fee, any fee to the holders of the Senior Notes related to the Fifth Amendment to Note Purchase Agreement, legal fees, incentive bonuses and out-of-pocket costs, provided that the total of such amounts shall not exceed $2,000,000 and net of the $3,000,000 Escrow Payment) on the 2009B Amendment Closing Date (the “ST&M Stock Net Proceeds”), which ST&M Stock Net Proceeds shall be in an amount not less than $34,000,000 and (ii) a portion of the net proceeds (net of broker’s commissions) received by the Borrower from the sale of the Dana Stock (the “Dana Stock Net Proceeds”), such that the sum of (i) and (ii) paid to the Collateral Account is equal to $43,000,000.

In addition to the foregoing, to the extent that the sum of (i) the ST&M Stock Net Proceeds plus (ii) the Dana Stock Net Proceeds exceeds $56,366,000, the Borrower covenants that it will pay to the Collateral Account, for the benefit of the Banks and the holders of the Senior Notes, fifty percent (50%) of the positive difference between such sum and $56,366,000 (the “Overage Payment”).

The Borrower covenants that (a) it will pay the ST&M Stock Net Proceeds to the Collateral Account on the 2009B Amendment Closing Date, (b) it will sell all of its Dana Stock within fifteen (15) Business Days after the 2009B Amendment Closing Date, (c) it will remit all Dana Stock Net Proceeds to the Collateral Agent for deposit to the Collateral Account on the Business Day following the Borrower’s receipt of the same until such time as the total of ST&M Stock Net Proceeds and the Dana Stock Net Proceeds remitted to the Collateral Agent has equaled $43,000,000, and (d) it will remit to the Collateral Agent any Overage Payment required to be made under the preceding paragraph, within twenty (20) Business Days after the 2009B Amendment Closing Date. Borrower agrees that failure to satisfy (a), (b), (c) or (d) shall be an Event of Default.

The Borrower further covenants that fifty percent (50%) of any portion of the $3,000,000 Escrow Payment to which the Borrower subsequently becomes entitled under the ST&M Stock Purchase Agreement (less any amounts due or payable to the purchaser of ST&M

Stock pursuant to the indemnification provisions of the ST&M Stock Purchase Agreement) shall be transferred to the Collateral Account and distributed to the Banks and the holders of the Senior Notes, pursuant to the Collateral Sharing Agreement. Any such amounts received by the Banks shall further permanently reduce the Revolving Loan Commitments. The Borrower agrees that failure to satisfy such condition shall be an Event of Default. The Borrower shall modify the Security Agreement to grant the Collateral Agent a security interest in the Borrower’s rights in the Escrow Payment and enter into a control agreement with the Collateral Agent and the Escrow Agent, with respect to the Borrower’s rights in the Escrow Payment.

To the extent that Borrower or any Guarantor sells any Collateral other than the ST&M Stock or the Dana Stock outside the ordinary course of business (including any sales of equity in any of Borrower’s Subsidiaries), the proceeds of such sale (after subtracting investment banking fees, legal fees and other expenses directly related to such sale) shall be paid by the Borrower to the Collateral Account. The amounts received by the holders of the Senior Notes from such payments shall be applied as a prepayment of the Senior Notes without premium or penalty based upon their outstanding principal balances under the Senior Notes. The amounts paid to the Banks shall be distributed to the Banks based upon their Revolving Loan Commitments and the Revolving Loan Commitments of such Banks shall be permanently reduced by an amount equal to the amounts so received.

Upon (a) the 2009B Amendment Closing Date, the Revolving Loan Commitments shall be permanently reduced to $26,469,636.74, (b) the 16th Business Day following the 2009B Amendment Closing Date, the Revolving Loan Commitments shall be permanently reduced to $20,965,000 (the “Permanent Reduction Date”), and (c) on any subsequent date on which the Collateral Agent is entitled to receive payments under this Section 2.4D, the Revolving Loan Commitments shall be permanently reduced by the amount distributed to the Banks.

The provisions of this Section 2.4D shall not entitle the Borrower or any Guarantors to encumber any of the Collateral or to sell any Collateral (including any sales of assets or equity in any of the Borrower’s Subsidiaries) out of the ordinary course of business, permission for which must be obtained in accordance with the terms of the Loan Documents.”

(g) Amendment and Restatement of Compliance Certificate Delivery Requirement. Section 6.3D of the Loan Agreement is amended and restated to read in its entirety as follows:

“D. Compliance Certificate. On or before the 45th day after each month that immediately follows the end of a Fiscal Quarter, the Borrower, for itself and the Guarantors, shall deliver to the Agent Bank a Compliance Certificate in substantially the form of Exhibit A to the 2009B Amendment to Loan Documents with all blanks completed and (x) stating that the Authorized Officer of the Borrower, for itself and the Guarantors, signing the Compliance Certificate has reviewed the relevant terms of this Loan Agreement, the Revolving Credit Notes, the Negative Pledge Agreement and the other Loan Documents to which the Borrower and the Guarantors are party, and such Authorized Officer has no actual knowledge (after making such inquiry as is consistent with the scope of his or her duties) of any event or condition which constitutes an Event of Default hereunder, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, and (y) demonstrating in reasonable detail compliance at the end of such accounting period with Sections 7.6 through 7.9 of this Loan Agreement to the extent applicable to such period; provided, that to the extent the Borrower has timely submitted (e.g. within 15 days after the end of a Fiscal Quarter) to the Agent Bank a Liquidity Certificate in compliance with the requirements of Section 7.9 for such period, and to the extent the information contained in the Liquidity Certificate remains true and correct as of the date of submission of the Compliance Certificate, the Borrower may omit information regarding Section 7.9 from the Compliance Certificate for that particular Fiscal Quarter.”

(h) Deletion of Subsections J, K and L of Section 6.3 (Financial Statements and Reports). Subsection J (Dana Payment) of Section 6.3 and Subsections K (Financial Consultant) and L (Investment Banking Process) of Section 6.3, which were added by the 2009A Amendment to Loan Documents, are hereby deleted.

(i) Amendment of Certain Subsections of Section 6.3 (Financial Statements and Reports). Subsections M, N and O of Section 6.3, which were added by the 2009A Amendment to Loan Documents, are hereby amended and restated as follows:

“M. Monthly Updates. The Borrower shall provide monthly updates to the Banks telephonically with sufficient time for questions and answers.

N. 13 Week Cash Flow Budget. The Borrower, no later than the fifth Business Day of each fiscal month, beginning with the month of November, 2009, shall provide a 13 week cash flow report with a comparison to budget for the prior fiscal month.

O. Informational Undertakings. As soon as practicable, but in no event more than [3] Business Days after receipt or delivery, as applicable, by the Borrower, all material, written reports, provided to any Holder of the Senior Notes.”

(j) Amendment of Section 7.6 (Fixed Charge Coverage Ratio). Sections 7.6. of the Loan Agreement is amended and restated as follows:

“7.6 Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio for any period beginning on January 1, 2011 and ending on a date set forth in the table below, to fall below the following applicable ratio calculated as of the end of the applicable Fiscal Quarter set forth below. At each calculation date, the Fixed Charge Coverage Ratio shall be determined using EBITDAR and Interest Expense for the period that begins on January 1, 2011 and ends with the applicable Fiscal Quarter end date.

Fiscal Quarter Ending	Applicable Minimum Ratio
4/03/11	1.10 to 1.00
7/03/11	1.10 to 1.00
10/02/11	1.10 to 1.00

(k) Amendment of Section 7.7 (Cumulative Consolidated EBITDAR). Section 7.7 of the Loan Agreement is amended and restated as follows:

“7.7 Cumulative Consolidated EBITDAR. The Borrower will not permit the result of (i) EBITDA plus rent paid (“EBITDAR”), plus, (ii) to the extent deducted in determining such EBITDAR, restructuring charges as recorded in the Borrower’s financial statements, as determined on a consolidated basis in accordance with GAAP, plus (iii) to the extent deducted in determining such EBITDAR, any impairment of (a) long-lived assets, (b) goodwill, (c) intangibles, (d) deferred contract expenses and/or inventory related to KIV-19M, or (e) any of the Dana Stock; and (iv) plus or minus any translation gains or losses on the Borrower’s statement of operations due to changes in foreign currency exchange rates, all as determined on a consolidated basis in accordance with GAAP (such result, “Cumulative Consolidated EBITDAR”), to be less than the amount set forth opposite such date (all amounts shown in parentheses indicate negative numbers), for the applicable periods set forth below:

Applicable Period:	Minimum Cumulative Consolidated EBITDAR
Period beginning October 5, 2009 and ending April 4, 2010	$(1,200,000)

Period beginning October 5, 2009 and ending July 4, 2010	$(900,000)

Period beginning October 5, 2009 and ending October 3, 2010	$300,000

Period beginning October 5, 2009 and ending December 31, 2010	$3,500,000

The Borrower will not permit the ratio of its Funded Debt to its Cumulative Consolidated EBITDAR (defined above) to exceed any of the following maximum ratios, for the applicable periods set forth below. Cumulative Consolidated EBITDAR for this purpose shall be calculated using actual results for the period then ended, on an annualized basis (e.g. for the period beginning January 1, 2011 and ending April 3, 2011, use actual Cumulative Consolidated EBITDAR for such period multiplied by 4; for the period beginning January 1, 2011 and ending July 3, 2011, use actual Cumulative Consolidated EBITDAR for such period multiplied by 2; for the period beginning January 1, 2011 and ending October 2, 2011, use actual Cumulative Consolidated EBITDAR for such period multiplied by 1.33):

Applicable Period:	Maximum Ratio
Beginning January 1, 2011 and ending April 3, 2011	4.50 to 1.00
Beginning January 1, 2011 and ending July 3, 2011	3.75 to 1.00
Beginning January 1, 2011 and ending October 2, 2011	3.00 to 1.00

(l) Amendment of Section 7.8 (Adjusted Consolidated Net Worth). Section 7.8 is amended and restated as follows:

“7.8 Adjusted Consolidated Net Worth. The Borrower will not permit the sum of Adjusted Consolidated Net Worth as of the last day of any Fiscal Quarter noted in the table below, plus the aggregate amount of any impairment of (a) long-lived assets, (b) goodwill and (c) intangibles taken during year-to-date through such fiscal quarter and reflected in such Adjusted Consolidated Net Worth, to be less than the amount set forth such day in such table:

Date	Minimum Level
April 4, 2010	$67,000,000
July 4, 2010	$61,000,000
October 3, 2010	$58,000,000
December 31, 2010	$56,000,000

(m) Amendment of Section 7.9 (Liquidity). Section 7.9 is amended and restated as follows:

“7.9 Liquidity. Over the last five Business Days of each period or Fiscal Quarter set forth below, the sum of (1) the average cash balance of the Borrower’s funds on hand (the “Cash Amount”) plus (2) the average difference between (a) the Revolving Loan Commitments and (b) the sum of (x) the entire aggregate outstanding principal balance of all Revolving Credit Loans made by the Banks pursuant to this Loan Agreement, (y) the then existing Letter of Credit Usage and (z) the then existing Swing Line Usage shall be greater than or equal to the following amounts (such calculation, the “Availability Amount”) (the Cash Amount plus the Availability Amount, the “Liquidity Amount”):

Period ending	Minimum Liquidity Amount
November 29, 2009	$10,000,000
December 31, 2009	$10,000,000

Fiscal Quarter Ending	Minimum Liquidity Amount
April 4, 2010	$10,000,000
July 4, 2010	$7,000,000
October 3, 2010	$7,000,000
December 31, 2010	$5,000,000

The Borrower’s compliance with this provision shall be evidenced by the Borrower’s delivery of a certificate (a “Liquidity Certificate”) which is due 15 days after the end of each Fiscal Quarter and which shall include a calculation of the Liquidity Amount, separately setting forth the Availability Amount and the Cash Amount as calculated for such prior Fiscal Quarter. In the event that the Borrower’s Liquidity Amount falls below the Minimum Liquidity Amount at the end of any Fiscal Quarter, such failure shall constitute an Event of Default hereunder.”

(n) Amendment of Section 7.10 (Capital Expenditures). Section 7.10 is amended and restated as follows:

“7.10 Capital Expenditures. Other than as set forth in Schedule 7.10 to the 2009A Amendment to Loan Documents, the Borrower and its Subsidiaries shall not incur Capital Expenditures in excess of the following limits:

Period	Maximum
Beginning January 1, 2009 and ending December 31, 2009	$2,000,000
Beginning January 1, 2010 and ending December 31, 2010	$6,000,000
Beginning January 1, 2011 and ending December 31, 2011	$6,000,000

(o) Amendment of Section 7.17 (Dividends and Distributions). Section 7.17 is amended and restated as follows:

“7.17 Dividends and Distributions. The Borrower shall not make any distribution or declare or pay any dividends (in cash or other property) on, or purchase, acquire, redeem, or retire any of, the Borrower’s stock, whether now or hereafter outstanding, except for those transactions related to employee benefit plans in which any of the above are performed in the ordinary course of business consistent with past practices, so long as any such distribution does not cause an Event of Default.”

(p) Amendment of Section 8.1 (Events of Default). Subsection P is added to Section 8.1 as an additional Event of Default:

“P. The failure of the Borrower (i) to make payment of the ST&M Stock Net Proceeds to the Collateral Account on the 2009B Amendment Closing Date, or (ii) to sell all of its Dana Stock within fifteen (15) Business Days after the 2009B Amendment Closing Date, or (iii) to remit all Dana Stock Net Proceeds to the Collateral Agent for deposit to the Collateral Account on the Business Day following the Borrower’s receipt of the same until such time as the total of ST&M Stock Net Proceeds and the Dana Stock Net Proceeds remitted to the Collateral Agent has equaled $43,000,000 or (iv) to remit to the Collateral Agent any Overage Payment required to be made under Section 2.4(D), within twenty (20) Business Days after the 2009B Amendment Closing Date, or (v) to transfer to the Collateral Account fifty percent (50%) of any portion of the $3,000,000 Escrow Payment to which the Borrower subsequently becomes entitled under the ST&M Stock Purchase Agreement (less any amounts due or payable to the purchaser of ST&M Stock pursuant to the indemnification provisions of the ST&M Stock Purchase Agreement), all as required by Section 2.4D hereof.”

3. AMENDMENT OF THE SECURITY AGREEMENT. The Security Agreement dated as of April 6, 2007 by and among the Borrower, the Guarantors and the Collateral Agent (the “Security Agreement”) is hereby amended as follows:

A. The definition of “Collateral” is amended and restated as follows:

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles (including, without limitation, any Dana Claim), Instruments, Investment Property (other than any equity interest in Subsidiaries of the Obligors), Inventory, Pledged Deposits, cash and cash equivalents, letter-of-credit rights, letters of credit and Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution or otherwise, wherever located, to the full extent of each Obligor’s ownership right or ownership interest therein, now or hereafter acquired, and the Proceeds, insurance proceeds and products thereof, and any Supporting Obligations relating to any of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto. Without limiting the foregoing, “Collateral” includes any right, title or interest of an Obligor in the Escrow Payment (as defined in the Stock Purchase Agreement) held by the Escrow Agent (as defined in the Stock Purchase Agreement”) under a Stock Purchase Agreement dated as of October     , 2009, among the Borrower, Sypris Test & Measurement, Inc., a Delaware corporation (“ST&M”), and Tektronix Inc., an Oregon corporation (the “Stock Purchase Agreement”).

B. Except as specifically amended hereinabove, the Security Agreement remains in full force and effect.

4. RATIFICATION. Except as specifically amended by the provisions of this Amendment set forth above, all of the Loan Documents remain in full force and effect. The Borrower and Guarantors reaffirm and ratify all of their respective obligations to Agent Bank and the Banks under all of the Loan Documents, as amended and modified hereby, including, but not limited to, the Loan Agreement, the Revolving Credit Notes, the Security Agreement, the Guaranty Agreement, and all other agreements, documents and instruments now or hereafter evidencing and/or pertaining to the Loan Agreement. Each reference to all or any of the Loan Documents contained in any other of the Loan Documents shall be deemed to be a reference to such Loan Document, as modified hereby.

5. WAIVER OF CERTAIN EVENTS OF DEFAULT BY THE AGENT BANK AND THE BANKS. The Agent Bank and the Banks hereby grant a limited waiver to the Borrower with respect to the Failures as in effect on the date of this Amendment under the terms of the Loan Agreement as in effect prior to this Amendment. By virtue of this waiver, the Administrative Agent and the Banks agree that they will not regard the Failures as Potential Defaults or Events of Default. This waiver is specifically limited to the Failures, is not a waiver of any other breaches or failures, and shall not establish a course of dealing or be construed as evidence of any willingness on the part of the Agent Bank or the Banks to grant future waivers or consents, should any be requested.

6. WAIVER OF SPECIAL DAMAGES; RELEASE BY THE BORROWER AND THE GUARANTORS. THE BORROWER AND THE GUARANTORS WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER FROM THE AGENT BANK OR THE BANKS IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

AS A MATERIAL INDUCEMENT TO THE AGENT BANK AND THE BANKS TO ENTER INTO THIS AMENDMENT, WHICH THE BORROWER AND THE GUARANTORS HAVE DETERMINED TO BE TO THEIR DIRECT ADVANTAGE AND BENEFIT, THE BORROWER AND THE GUARANTORS HEREBY RELEASE AND DISCHARGE THE AGENT BANK, THE BANKS AND THEIR PAST AND PRESENT EMPLOYEES, AGENTS, ATTORNEYS, OFFICERS AND DIRECTORS AND ALL AFFILIATES THEREFROM (COLLECTIVELY, THE “BANK RELEASEES”) FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, ACTIONS, AND CAUSES OF ACTIONS OF ANY KIND WHATSOEVER, WHETHER KNOWN OR UNKNOWN, CONTINGENT OR NON-CONTINGENT, LIQUIDATED OR UNLIQUIDATED, WHICH IN ANY WAY RELATE TO ANY EVENT, CIRCUMSTANCE, ACTION, OR FAILURE TO ACT FROM THE BEGINNING OF TIME TO THE DATE THIS AMENDMENT IS ACTUALLY DELIVERED RELATED TO THE LOAN DOCUMENTS, THIS AMENDMENT, ANY COURSE OF DEALING OR OTHER BUSINESS RELATIONSHIP (WHETHER OR NOT RELATED TO THE LOAN DOCUMENTS) AND/OR ANY OTHER CREDIT OR OTHER BUSINESS RELATIONSHIP AMONG THE PARTIES (OR ANY ONE OR MORE OF THEM) TO THIS AMENDMENT. THE BORROWER AND THE GUARANTORS HEREBY ACKNOWLEDGE AND AGREE THAT THE BANK RELEASEES AT ALL TIMES HAVE ACTED IN GOOD FAITH AND IN COMPLIANCE WITH ALL OBLIGATIONS THAT MIGHT HAVE BEEN IMPOSED UNDER ANY AGREEMENTS BETWEEN OR AMONG, OR OTHER BUSINESS RELATIONSHIP BETWEEN OR AMONG, THE BANK RELEASEES, THE BORROWER AND THE GUARANTORS. THE BORROWER AND THE GUARANTORS FURTHER ACKNOWLEDGE AND AGREE THAT THE BANK RELEASEES HAVE TAKEN NO ACTION, AND HAVE NOT FAILED TO TAKE ANY ACTION, WHICH WOULD IMPAIR ANY COLLATERAL SECURING ANY OBLIGATIONS OF ANY OF THEM TO THE BANK RELEASEES OR ANY RIGHTS OR ACTIONS THAT THE BANK RELEASEES MIGHT HAVE AGAINST ANY OF THE BORROWER OR THE GUARANTORS. THIS RELEASE IS NON-CONTINGENT AND ABSOLUTE.

7. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE BORROWER. To induce the Agent Bank and the Banks to enter into this Amendment, the Borrower represents and warrants to Agent Bank and the Banks as follows:

(a) The Borrower has full power, authority, and capacity to enter into this Amendment, and this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its respective terms.

(b) No uncured or unwaived Event of Default under the Revolving Credit Notes or any of the other Loan Documents has occurred which continues unwaived by the Agent Bank, and no Potential Default exists as of the date hereof.

(c) The Person executing this Amendment on behalf of the Borrower is duly authorized to do so.

(d) The representations and warranties made by the Borrower in any of the Loan Documents are hereby remade and restated as of the date hereof.

(e) Except as previously disclosed to the Agent Bank or disclosed in the Borrower’s filings with the Securities and Exchange Commission, copies of which have been provided previously to the Agent Bank, there are no material actions, suits, legal, equitable, arbitration or administrative proceedings pending or threatened against the Borrower, the adverse determination of which could have a material adverse effect on the Loan Documents, the business operations or financial condition of the Borrower and the Guarantors taken as a whole, or the ability of the Borrower to fulfill its obligations under the Loan Documents.

(f) The Borrower makes the representations and warranties set forth in 3.7 of the NPA Amendment to the Banks.

8. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE GUARANTORS. To induce the Agent Bank and the Banks to enter into this Amendment, the Guarantors represent and warrant to the Agent Bank and the Banks as follows:

(a) Each Guarantor has full power, authority, and capacity to enter into this Amendment, and this Amendment constitutes the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms.

(b) The Person executing this Amendment on behalf of each Guarantor is duly authorized to do so.

(c) The representations and warranties made by each Guarantor in any of the Loan Documents are hereby remade and restated as of the date hereof.

(d) Except as previously disclosed to the Agent Bank, there are no material actions, suits, legal, equitable, arbitration or administrative proceedings pending or threatened against any Guarantor, the adverse determination of which could have a material adverse effect on the Loan Documents, the business operations or financial condition of the Borrower and the Guarantors taken as a whole or the ability of any Guarantor to fulfill its obligations under the Guaranty Agreement.

(e) The Guarantors make the representations and warranties set forth in 3.7 of the NPA Amendment to the Banks.

9. CONDITIONS PRECEDENT. The obligations of the Agent Bank and the Banks under this Amendment (including but not limited to the amendment of the definition of the Revolving Loan Commitment Termination Date and the waivers provided in Section 4 of this Amendment) are expressly conditioned upon, and subject to the following:

(a) the execution and delivery by the Borrower and the Guarantors of this Amendment;

(b) [reserved];

(c) the payment to the Agent Bank, for the benefit of the Banks, of the Amendment Fee equal to $157,237.50;

(d) the payment to the Agent Bank of the Agent Amendment Fee equal to $52,412.50;

(e) the payment of Agent Bank’s counsel fees in preparation and closing of this Amendment and the documents associated with this Amendment and any other out-of-pocket costs;

(f) the payment to the Collateral Account by the ST&M Buyer via wire transfer of 100% of the ST&M Stock Net Proceeds, which shall be in the amount of at least $34,000,000;

(g) the Escrow Agent’s receipt of the ST&M Buyer’s transfer of the Escrow Payment the amount of $3,000,000;

(h) Delivery to the Agent Bank of a copy of the certificate of the corporate secretary of Borrower certifying resolutions of the Borrower’s board of directors to the effect that execution, delivery and performance of this Amendment have been duly authorized and as to the incumbency of those authorized to execute and deliver this Amendment and all other documents to be executed in connection herewith;

(i) With respect to each corporate Guarantor, delivery to the Agent Bank of a copy of the certificate of the corporate secretary of each corporate Guarantor certifying resolutions of such Guarantor’s board of directors to the effect that execution, delivery and performance of this Amendment have been duly authorized and as to the incumbency of those authorized to execute and deliver this Amendment and all other documents to be executed in connection herewith;

(j) With respect to each non-corporate Guarantor, delivery to the Agent Bank of a copy of the certificate of the Secretary or other appropriate representative of such Guarantor (i) certifying as to the authenticity, completeness and accuracy of, and attaching copies of the written consent of the managers of such Guarantor authorizing the execution, delivery and performance of this Amendment, and (ii) certifying the names and true signatures of the officers of such Guarantor authorized to execute and deliver on behalf of such Guarantor this Amendment;

(k) Delivery to the Agent Bank of opinions of counsel to Borrower and the Guarantors, satisfactory to the Agent Bank; and

(l) The Agent Bank shall have reviewed the Fifth Amendment to Note Purchase Agreement between the Borrower and the holders of the Senior Notes (the “NPA Amendment”), the provisions of which shall be in form and substance satisfactory to the Agent Bank and the Banks (which provisions shall include, but not be limited to, provisions extending the maturity of the Series A Notes, the Series B Notes and the Series C Notes from January 15, 2010 to at least January 15, 2012) and provisions eliminating any requirement for a minimum amount of Revolving Loan

Commitments following pro rata reductions of the Revolving Loan Commitments and the Senior Notes), and such Fifth Amendment to Note Purchase Agreement shall have been executed by the Borrower and the holders of the Senior Notes.

(m) The Total Utilization of Revolving Loan Commitments as of the 2009B Closing Date shall be no more than $47,269,000.

Each condition precedent set forth above shall be completed in form and substance satisfactory to the Banks, provided that execution and delivery of this Amendment by the Banks shall be deemed to be an affirmation that such conditions precedent have been satisfied., other than (1) the condition set forth in Section 9(f), which shall be satisfied upon the payment to the Collateral Account by the ST&M Buyer via wire transfer of 100% of the ST&M Stock Net Proceeds, which shall be in the amount of at least $34,000,000; and (2) the condition set forth in Section 9(g), which shall be satisfied upon the Escrow Agent’s receipt of the ST&M Buyer’s transfer of the Escrow Payment the amount of $3,000,000. All conditions precedent set forth above must be fully satisfied for this Agreement to become effective.

10. CONDITION SUBSEQUENT. On or before the fifth Business Day following the 2009B Amendment Closing Date, the Borrower shall have executed and delivered to the Agent and the Banks a control agreement among the Borrower, the Escrow Agent and the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent pursuant to which the Borrower grants the Collateral Agent rights to control the Borrower’s rights in the Escrow Account and the Escrow Payment. Any failure to satisfy this obligation on or before the fifth Business Day following the 2009B Amendment Closing Date shall automatically be an Event of Default.

11. MISCELLANEOUS.

A. Illegality. In case any one or more of the provisions contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

B. Changes in Writing. No modification, amendment or waiver of any provision of this Amendment nor consent to any departure by the Borrower or any of the Guarantors therefrom, will in any event be effective unless the same is in writing and signed by the Agent Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

C. Successors and Assigns. This Amendment will be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent Bank and the Banks and their respective successors and assigns; provided, however, that neither the Borrower nor the Guarantors may assign this Amendment in whole or in part without the prior written consent of the Agent Bank, and the Agent Bank and the Banks at any time may assign this Amendment in whole or in part, as provided in Section 11 of the Loan Agreement.

D. Counterparts. This Amendment may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

E. Release of ST&M. Upon the sale of the ST&M Stock to the ST&M Buyer and the release of this Amendment by the Agent Bank, ST&M shall be released from any and all obligations under the Loan Documents and as a Guarantor thereunder. The Borrower, the remaining Guarantors, the Agent Bank and the Banks consent to such release of ST&M.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK ON PURPOSE]

IN WITNESS WHEREOF, the Agent Bank, the Documentation Agent, each Bank, the Borrower and each Guarantor has caused this Amendment to be duly executed as of the day and year first above written but actually on the dates set forth below.

JPMORGAN CHASE BANK, N.A.
as Administrative Agent, Syndications Agent and Collateral Agent

By	/s/ H. Robert Hill
H. Robert Hill
Vice President

Date:	10/24/2009

BANK OF AMERICA, N.A.,
successor by merger to LaSalle Bank National Association, as Documentation Agent

By	/s/ Michael J. Hammond
Michael J. Hammond
Senior Vice President

Date:	10/24/2009

JPMORGAN CHASE BANK, N.A. as a Bank

By	/s/ H. Robert Hill
H. Robert Hill
Vice President

Date:	10/24/2009

BANK OF AMERICA, N.A.
Successor by merger to LaSalle Bank National Association as a Bank

By	/s/ Michael J. Hammond
Michael J. Hammond
Senior Vice President

Date:	10/24/2009

[SIGNATURE PAGES FOR 2009B AMENDMENT TO LOAN DOCUMENTS]

NATIONAL CITY BANK
as a Bank

By	/s/ Johan A. Grohovsky
John A. Grohovsky
Vice President

Date:	10/24/2009

[SIGNATURE PAGES FOR 2009B AMENDMENT TO LOAN DOCUMENTS]

SYPRIS SOLUTIONS, INC.
(the “Borrower”)

By	/s/ Jeffrey T. Gill
Jeffrey T. Gill
President and CEO

Date:	October 26, 2009

SYPRIS TECHNOLOGIES, INC.
a Delaware corporation (“ST”)
(as a “Guarantor”)

By	/s/ Jeffrey T. Gill
Jeffrey T. Gill
Chairman

Date:	10/26/2009

SYPRIS ELECTRONICS, LLC
a Delaware limited liability
company (“SE”)
(as a “Guarantor”)

By	/s/ Jeffrey T. Gill
Jeffrey T. Gill
Chairman

Date:	10/26/2009

SYPRIS DATA SYSTEMS, INC.
a Delaware corporation (“SDS”)
(as a “Guarantor”)

By	/s/ Jeffrey T. Gill
Jeffrey T. Gill
Chairman

Date:	10/26/2009

[SIGNATURE PAGES FOR 2009B AMENDMENT TO LOAN DOCUMENTS]

SYPRIS TECHNOLOGIES MARION, LLC
a Delaware limited liability company (“Marion”) (as a “Guarantor”)

By	/s/ Jeffrey T. Gill
Jeffrey T. Gill
Chairman

Date:	10/26/2009

SYPRIS TECHNOLOGIES KENTON, INC.
a Delaware corporation (“STK”) (as a “Guarantor”)

By	/s/ Jeffrey T. Gill
Jeffrey T. Gill
Chairman

Date:	10/26/2009

SYPRIS TECHNOLOGIES
MEXICAN HOLDINGS, LLC
a Delaware limited liability company
(“STMH”) (as a “Guarantor”)

By	/s/ Jeffrey T. Gill
Jeffrey T. Gill
Chairman

Date:	10/26/2009

[SIGNATURE PAGES FOR 2009B AMENDMENT TO LOAN DOCUMENTS]

EXECUTION VERSION

SCHEDULE 1.1

LIST OF BANKS

JPMORGAN CHASE BANK, N.A.

IN 1-0136

1 East Ohio Street

Indianapolis, IN 46277-0136

Attention: Special Credits Department

BANK OF AMERICA, N.A.

successor by merger to

LaSalle Bank National Association

231 S. LaSalle Street

Chicago, Illinois 60697

Attention: Michael J. Hammond, Senior Vice President

NATIONAL CITY BANK

101 S. Fifth Street

Louisville, KY 40202

Attention: John A. Grohovsky, Vice President

1

EXECUTION VERSION

SCHEDULE 1.2

LIST OF GUARANTORS

SYPRIS TECHNOLOGIES, INC.,

a Delaware corporation (“ST”)

2820 West Broadway

Louisville, Kentucky 40211

Attention: President

SYPRIS ELECTRONICS, LLC, a Delaware limited

liability company (“SE”)

10901 Malcolm McKinley Drive

Tampa, Florida 33612

Attention: President

SYPRIS DATA SYSTEMS, INC.,

a Delaware corporation (“SDS”)

605 East Huntington Dr.

Monrovia, California 91016

Attention: President

SYPRIS TECHNOLOGIES MARION, LLC,

a Delaware limited liability company (“Marion”)

1550 Marion Agosta Road

Marion, Ohio 43302

Attn: President

SYPRIS TECHNOLOGIES KENTON, INC.,

a Delaware corporation (“STK”)

101 Bullitt Lane, Suite 450

Louisville, Kentucky 40222

Attention: President

SYPRIS TECHNOLOGIES MEXICAN HOLDINGS, LLC

a Delaware limited liability company (“STMH”)

101 Bullitt Lane, Suite 450

Louisville, Kentucky 40222

Attention: President

1

EXECUTION VERSION

SCHEDULE 2.1

SCHEDULE OF REVOLVING LOAN COMMITMENTS AND

REVOLVING CREDIT FACILITY PRO RATA SHARES

Name of Bank	Revolving Credit Facility Pro Rata Share	Maximum Amount of Revolving Loan Commitments as of the end of business on 2009B Amendment Closing Date	Maximum Amount of Revolving Loan Commitments as of the close of business on the Permanent Reduction Date and thereafter
JPMorgan Chase Bank, N.A.	46.0%	$12,176,292.90	$9,643,900.00
Bank of America, N.A.	38.0%	$10,058,241.96	$7,966,700.00
PNC Bank, National Association successor to National City Bank	16.0%	$4,235,101.88	$3,354,400.00
		$26,469,636.74	$20,965,000.00

1

EXECUTION VERSION

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is being delivered to JPMorgan Chase Bank, N.A., as Agent Bank, pursuant to Section 6.3C of that certain Amended and Restated Loan Agreement dated as of April 6, 2007, as amended, among Sypris Solutions, Inc. as Borrower (the “Borrower”), certain Guarantors (as defined in the Loan Agreement), the Agent Bank and the Banks (as defined in the Loan Agreement) (together with all amendments, modifications and supplements thereto and all restatements thereof, the “Loan Agreement”). All capitalized terms used herein without definition shall have the meanings assigned to those terms in the Loan Agreement. The undersigned officer, on behalf of the Borrower, certifies that as of the last day of the most recently ended Fiscal Quarter of the Borrower dated             , 20     (the “Compliance Date”):

1. EBITDAR. The Borrower’s EBITDAR for the Applicable Period (defined in Section 2 below), determined as of the Compliance Date was                     , calculated as follows:

(a)	Net Income

(b)	Interest Expense

(c)	provisions for taxes based on income

(d)	depreciation

(e)	amortization

(f)	non-cash stock compensation expense, reducing Net Income

(g)	make-whole expense related to $55,000,000 Senior Notes

(h)	Agent Bank approved non-cash charges

(i)	non-cash gains

(j)	rent paid

(k)	EBITDAR = sum of (a) + (b) + (c) + (d) + (e) + (f) + (g) + (h) + (i) + (j)

1

EXECUTION VERSION

2. Fixed Charge Coverage Ratio. The Borrower’s Fixed Charge Coverage Ratio for the previous four Fiscal Quarters, determined as of the Compliance Date was             , calculated as follows:

[The calculation of the Fixed Charge Coverage Ratio is required only for periods beginning January 1, 2011 and thereafter]

(a)	EBITDAR (from 1(k))

(b)	Capital Expenditures paid

(c)	EBITDAR minus Capital Expenditures paid ((a) – (b))

(d)	Interest Expense

(e)	Cash income taxes paid

(f)	Interest Expense plus cash income taxes paid ((d) + (e))

(g)	Fixed Charge Coverage Ratio = (c) ÷ (f)

Requirement [7.6 of Loan Agreement

“7.7 Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio for any period beginning on January 1, 2011 and ending on a date set forth in the table below, to fall below the following applicable ratio calculated as of the end of the applicable Fiscal Quarter set forth below. At each calculation date, the Fixed Charge Coverage Ratio shall be determined using EBITDAR and Interest Expense for the period that begins on January 1, 2011 and ends with the applicable Fiscal Quarter end date.

Fiscal Quarter Ending	Applicable Minimum Ratio
4/03/11	1.10 to 1.00
7/03/11	1.10 to 1.00
10/02/11	1.10 to 1.00

2

EXECUTION VERSION

3. Cumulative Consolidated EBITDAR

[The calculation of Cumulative Consolidated EBITDAR is required for the periods ending April 4, 2010, July 4, 2010, October 3, 2010 and December 31, 2010]

The Borrower’s Cumulative Consolidated EBITDAR for the applicable period identified below (the “Applicable Period”) was             , calculated as follows (in each subsection, information is to be provided for the Applicable Period):

(a)	Last day of Applicable Period (the Applicable Periods are as follows: 10/5/09-4/4/2010; 10/5/09-7/4/2010; 10/5/09-10/3/2010; and 10/5/09-12/31/2010)	, 2010

(b)	Actual EBITDAR (from 1(k))

(c)	Restructuring charges

(d)	Impairment of (i) long-lived assets, (ii) goodwill, (iii) intangibles, (iv) deferred contract expenses and/or Inventory related to KIV-19M, or (v) any of the Dana Stock

(e)	Translation gains due to changes in foreign currency exchange rates

(f)	Translation losses due to changes in foreign currency exchange rates

(g)	Cumulative Consolidated EBITDAR sum of (b) + (c) + (d) + (e) - (f)

Requirement [Section 7.7 of the Loan Agreement]:

“7.7 Cumulative Consolidated EBITDAR. The Borrower will not permit the result of (i) EBITDA plus rent paid (“EBITDAR”), plus, (ii) to the extent deducted in determining such EBITDAR, restructuring charges as recorded in the Borrower’s financial statements, as determined on a consolidated basis in accordance with GAAP, plus (iii) to the extent deducted in determining such EBITDAR, any impairment of long-lived assets, goodwill, intangibles or any of the Dana Stock; and (iv) plus or minus any translation gains or losses on the

3

EXECUTION VERSION

Borrower’s statement of operations due to changes in foreign currency exchange rates, all as determined on a consolidated basis in accordance with GAAP (such result, “Cumulative Consolidated EBITDAR”), to be less than the amount set forth opposite such date (all amounts shown in parentheses indicate negative numbers), for the applicable periods set forth below:

Applicable Period:	Minimum Cumulative Consolidated EBITDAR
Period beginning October 5, 2009 and ending April 4, 2010	$(1,200,000)

Period beginning October 5, 2009 and ending July 4, 2010	$(900,000)

Period beginning October 5, 2009 and ending October 3, 2010	$300,000

Period beginning October 5, 2009 and ending December 31, 2010	$3,500,000

4. Funded Debt to Cumulative Consolidated EBITDAR Ratio.

[The calculation of the ratio of Funded Debt to Cumulative Consolidated EBITDAR Ratio is required only for periods ending April 3, 2011, July 3, 2011, and October 2, 2011. Cumulative Consolidated EBITDAR shall be calculated using actual results for the period then ended, on an annualized basis (e.g. for the period beginning January 1, 2011 and ending April 3, 2011, use actual Cumulative Consolidated EBITDAR for such period multiplied by 4; for the period beginning January 1, 2011 and ending July 3, 2011, use actual Cumulative Consolidated EBITDAR for such period multiplied by 2; for the period beginning January 1, 2011 and ending October 2, 2011, use actual Cumulative Consolidated EBITDAR for such period multiplied by 1.33):

(a)	Last day of Applicable Period (the Applicable Period begins, in each case, on January 1, 2011, and ends on one of the following: April 3, 2011, July 3, 2011, October 2, 2011)	,2011

(b)	EBITDAR (from 1(k))

(c)	Restructuring charges

4

EXECUTION VERSION

(d)	Impairment of (i) long-lived assets, (ii) goodwill, (iii) intangibles, (iv) deferred contract expenses and/or Inventory related to KIV-19M, or (v) any of the Dana Stock

(e)	Translation gains due to changes in foreign currency exchange rates

(f)	Translation losses due to changes in foreign currency exchange rates

(g)	Cumulative Consolidated EBITDAR sum of (b) + (c) + (d) + (e) - (f)

(h)	Funded Debt

(j)	Ratio of Funded Debt (h) to Cumulative Consolidated EBITDAR (g)

Requirement [Section 7.7 of the Loan Agreement].

The Borrower will not permit the ratio of its Funded Debt to its Cumulative Consolidated EBITDAR (defined above) to exceed any of the following maximum ratios, for the applicable periods set forth below. Cumulative Consolidated EBITDAR for this purpose shall be calculated using actual results for the period then ended, on an annualized basis (e.g. for the period beginning January 1, 2011 and ending April 3, 2011, use actual Cumulative Consolidated EBITDAR for such period multiplied by 4; for the period beginning January 1, 2011 and ending July 3, 2011, use actual Cumulative Consolidated EBITDAR for such period multiplied by 2; for the period beginning January 1, 2011 and ending October 2, 2011, use actual Cumulative Consolidated EBITDAR for such period multiplied by 1.33):

Applicable Period:	Maximum Ratio
Beginning January 1, 2011 and ending April 3, 2011	4.50 to 1.00
Beginning January 1, 2011 and ending July 3, 2011	3.75 to 1.00
Beginning January 1, 2011 and ending October 2, 2011	3.00 to 1.00

5

EXECUTION VERSION

5. Adjusted Consolidated Net Worth

[The calculation of Adjusted Consolidated Net Worth is required for the periods ending April 4, 2010, July 4, 2010, October 3, 2010 and December 31, 2010]

The Borrower’s Adjusted Consolidated Net Worth as of the last day of the fiscal quarter identified below was             :

(a)	Last day of Fiscal Quarter (April 4, 2010; July 4, 2010; October 3, 2010 or December 31, 2010)	, 2010

(b)	Adjusted Consolidated Net Worth)

(c)	Impairment of (i) long-lived assets, (ii) goodwill, (iii) intangibles

(d)	(b) + (c)

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EXECUTION VERSION

Requirement [Section 7.8 of the Loan Agreement]:

“7.8 Adjusted Consolidated Net Worth.

The Borrower will not permit the sum of Adjusted Consolidated Net Worth as of the last day of any Fiscal Quarter noted in the table below, plus the aggregate amount of any impairment of (a) long-lived assets, (b) goodwill and (c) intangibles taken during year-to-date through such fiscal quarter and reflected in such Adjusted Consolidated Net Worth, to be less than the amount set forth such day in such table:

Date	Minimum Level
April 4, 2010	$67,000,000
July 4, 2010	$61,000,000
October 3, 2010	$58,000,000
December 31, 2010	$56,000,000

6. Liquidity

[The calculation of Liquidity is required for the periods ending November 29, 2009, December 31, 2009, April 4, 2010, July 4, 2010, October 3, 2010 and December 31, 2010]

The Borrower’s Liquidity Amount for the last five Business Days of the period or Fiscal Quarter ended             , 20    , was $            , composed of $             being the Cash Amount and $             being the Availability Amount.

7

EXECUTION VERSION

Requirement [Section 7.9 of the Loan Agreement]:

7.9 Liquidity. Over the last five Business Days of each period or Fiscal Quarter set forth below, the sum of (1) the average cash balance of the Borrower’s funds on hand (the “Cash Amount”) plus (2) the average difference between (a) the Revolving Loan Commitments and (b) the sum of (x) the entire aggregate outstanding principal balance of all Revolving Credit Loans made by the Banks pursuant to this Loan Agreement, (y) the then existing Letter of Credit Usage and (z) the then existing Swing Line Usage shall be greater than or equal to the following amounts (such calculation, the “Availability Amount”) (the Cash Amount plus the Availability Amount, the “Liquidity Amount”):

Period ending	Minimum Liquidity Amount
November 29, 2009	$10,000,000
December 31, 2009	$10,000,000

Fiscal Quarter Ending	Minimum Liquidity Amount
April 4, 2010	$10,000,000
July 4, 2010	$7,000,000
October 3, 2010	$7,000,000
December 31, 2010	$5,000,000

The Borrower’s compliance with this provision shall be evidenced by the Borrower’s delivery of a Compliance Certificate which is due 15 days after the end of each Fiscal Quarter and which shall include a calculation of the Liquidity Amount, separately setting forth the Availability Amount and the Cash Amount as calculated for such prior month. In the event that the Borrower’s Liquidity Amount falls below the Monthly Minimum Liquidity Amount in any Fiscal Quarter, the Borrower shall present a reasonably detailed, written action plan to the Lenders, no later than the delivery of its Compliance Certificate, designed to ensure that the Liquidity Amount exceeds the Monthly Minimum Liquidity Amount for the following Fiscal Quarter. In the event that the Borrower’s Liquidity Amount falls below the Monthly Minimum Liquidity Amount in any two consecutive Fiscal Quarters, such failure shall constitute an Event of Default hereunder.”

7. Capital Expenditures. The Capital Expenditures incurred by the Borrower and the Guarantors since the 2009B Amendment Closing Date were as follows:

Calendar Year 2009	$ .
Calendar Year 2010	$ .
Calendar Year 2011	$ .

8

EXECUTION VERSION

Requirement [Section 7.10 of the Loan Agreement]:

“7.10 Capital Expenditures. Other than as set forth in Schedule 7.10 to the 2009A Amendment to Loan Documents, the Borrower and its Subsidiaries shall not incur Capital Expenditures in excess of the following limits:

Period	Maximum
Beginning January 1, 2009 and ending December 31, 2009	$2,000,000
Beginning January 1, 2010 and ending December 31, 2010	$6,000,000
Beginning January 1, 2011 and ending December 31, 2011	$6,000,000

8. Operating Lease Rentals. The Borrower’s Operating Lease Rentals incurred during the calendar year as of the Compliance Date were $                    .

Requirement [Section 7.11 of the Loan Agreement]: Requirement: Operating Lease Rentals paid in any Fiscal Year shall not exceed $10,000,000.

9. Other Covenants. The Borrower has not, during the proceeding Fiscal Quarter ending on the Compliance Date, violated any of the other covenants contained in Sections 6 and 7 of the Loan Agreement.

The undersigned officer of the Borrower executing and delivering this Compliance Certificate on behalf of the Borrower further certifies that he has reviewed the Loan Agreement and has no knowledge of any event or condition which constitutes a Potential Default or an Event of Default under the Loan Agreement or the other Loan Documents other than [if any Potential Default or Event of Default has occurred, describe the same, the period of existence thereof and what action the Borrower has taken or propose to take with respect thereto].

[THE REMAINDER OF THIS PAGE IS LEFT BLANK ON PURPOSE]

9

EXECUTION VERSION

IN WITNESS THEREOF, the Borrower, through a duly authorized officer, has executed this Compliance Certificate this      day of         , 20    .

SYPRIS SOLUTIONS, INC. (the “Borrower”)

By
Title:

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